EXHIBIT 99.1

Anavex Life Sciences Announces Change of Auditor to Grant Thornton LLP

NEW YORK – March 4, 2022 – Anavex Life Sciences Corp. (“Anavex” or the “Company”) (Nasdaq: AVXL), a clinical-stage biopharmaceutical company developing differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) diseases, today announced that it has changed its auditors from BDO USA LLP (“BDO“) to Grant Thornton LLP (“Grant Thornton“).

The change in independent auditor was not related to any disagreement between the Company and BDO. The Company is thankful to BDO USA LLP for its 9 years of service as the Company’s independent auditor.

The change of the Company’s independent auditor was made after careful consideration and an evaluation process carried out by the Audit Committee of the Board of Directors of the Company.

“We would like to thank BDO USA LLP for the services they provided for almost a decade. We are pleased to announce that Grant Thornton LLP will be our new auditors in the evolution of Anavex as we embark upon the next stages of our Company’s growth plans,” stated Christopher U Missling, PhD, President and Chief Executive Officer of Anavex.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) diseases, pain, and various types of cancer. Anavex’s lead drug candidate, ANAVEX®2-73 (blarcamesine), has successfully completed a Phase 2a clinical trial for Alzheimer’s disease, a Phase 2 proof-of-concept study in Parkinson’s disease dementia and both a Phase 2 and a Phase 3 study in adult patients with Rett syndrome. ANAVEX®2-73 is an orally available drug candidate that restores cellular homeostasis by targeting sigma-1 and muscarinic receptors. Preclinical studies demonstrated its potential to halt and/or reverse the course of Alzheimer’s disease. ANAVEX®2-73 also exhibited anticonvulsant, anti-amnesic, neuroprotective, and anti-depressant properties in animal models, indicating its potential to treat additional CNS disorders, including epilepsy. The Michael J. Fox Foundation for Parkinson’s Research previously awarded Anavex a research grant, which fully funded a preclinical study to develop ANAVEX®2-73 for the treatment of Parkinson’s disease. ANAVEX®3-71, which targets sigma-1 and muscarinic M1 receptors, is a promising clinical stage drug candidate demonstrating disease-modifying activity against the major hallmarks of Alzheimer’s disease in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid, and tau pathologies. In preclinical trials, ANAVEX®3-71 has shown beneficial effects on mitochondrial dysfunction and neuroinflammation. Further information is available at www.anavex.com. You can also connect with the company on Twitter, Facebook, Instagram and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Further Information:

Anavex Life Sciences Corp.

Research & Business Development

Toll-free: 1-844-689-3939

Email: info@anavex.com

Investors:

Andrew J. Barwicki

Investor Relations

Tel: 516-662-9461

Email: andrew@barwicki.com